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                                                                   Exhibit 10.13

                            SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (the "Amendment") is made this ____________ day of May, 2000, by and between ASP Lighton, L.L.C. ("Landlord"), and The Management Network Group Inc. ("Tenant").

                                    RECITALS

        A. Tenant is leasing approximately 3,357 rentable square feet of space ("Leased Premises") in the office building commonly known as Lighton Plaza I, 7300 College Boulevard, Suite 302, Overland Park, Kansas (the "Building"), pursuant to an Office Lease Agreement dated April 23, 1998, as amended by and Certificate of Acceptance dated September 10, 1998, as amended by First Amendment to Lease dated May 11, 1999 between ASP Lighton L.L.C. and Tenant (the "Lease"). The Leased Premises are more particularly described in the Lease.

        B. Lighton Plaza L.L.C., subsequently conveyed its interest in the building to ASP Lighton, L.L.C..

        C. Landlord and Tenant desire to amend the Lease to expand Tenant in the Building on the terms and conditions contained herein.

        NOW, THEREFORE, in consideration of the Premises, the Lease, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant do hereby modify and amend the Lease as follows:

        1. Term. Subject to the terms and conditions contained herein, the term shall be extended to August 31, 2005.

        2. Demise. Subject to the terms and conditions contained herein Landlord agrees to demise and lease to Tenant, and Tenant agrees to lease from Landlord, the current lease space of approximately 3,357 rentable square feet ("Existing Space") as shown on Exhibit A, and, as of the Second Additional Space Commencement Date, approximately 948 rentable square feet of additional space as shown on Exhibit B ("Second Additional Space"). All references to the Leased Premises after the Second Additional Space Commencement Date, shall be deemed to refer to the Existing Space and Second Additional Space of approximately 4,305 rentable square feet ("Expanded Premises") as shown on Exhibit C.

        3. Tenant Improvements. Improvements to the Second Additional Space shall be constructed and paid for in the same manner as described in Article Four and Schedule 6 of the Lease, with the following modifications: All defined terms therein shall be modified to refer only to the Second Additional Space and the lease thereof.

        (a) The phrase "Lease Commencement Date" shall be modified to read "Second Additional Space Commencement Date."

        (b) The 20-day time periods set forth in Section 2 of Schedule 6 shall be modified to be 14-day time periods; and

        (c) Landlord's monetary obligation for construction of Leasehold improvements to the Second Additional Space shall be $11,376.00.

Notwithstanding anything to the contrary in this Second Amendment or the Lease, Tenant shall have the right to install and remove a white noise sound masking system in the Second Additional Space.

        4. Base Rent. Paragraph 1.1f of the Lease is hereby amended as of the Second Additional Space Commencement Date so that the Base Rent shall mean:

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
                                                                       Approximate Rent
         Date                Monthly Rent          Yearly Rent         per Square Foot
         ----                ------------          -----------         ---------------
    7/1/00*-8/31/00      $7,973.96 per month        $95,687.52              $22.23
    9/1/00-8/31/01       $8,113.84 per month        $97,366.08              $22.62
    9/1/01-8/31/02       $8,332.71 per month        $99,992.52              $23.23
    9/1/02-8/31/03       $8,512.09 per month       $102,145.08              $23.73
    9/1/03-8/31/04       $8,610.00 per month       $103,320.00              $24.00
    9/1/04-8/31/05       $8,789.38 per month       $105,472.56              $24.50

* or on such later Second Additional Space Commencement Date.

        5. Tenant's Square Footage: Paragraph 1.1d of the Lease is hereby amended as of the Second Additional Space Commencement Date to increase Tenant's Square Footage to 4,305 Rentable Square Feet.

        6. Additional Rent. Paragraph 1.1g of the Lease is hereby amended as of the Second Additional Space Commencement Date to reflect the Second Additional Space which increases Tenant's Pro Rata to 3.66% (4,305 rentable square feet ~ 117,564 rentable square feet).

        7. Parking. Paragraph 1.1j of the Lease is hereby amended as of the Second Additional Space Commencement Date to increase the Authorized Number of Parking Spaces from 13 to 17.

        8. Option to Terminate. Except as set forth below, Tenant shall have the option to terminate this Lease with an effective date of termination ("Early Termination Date") any time after August 31, 2003. Tenant may exercise such option by giving Landlord written notice ("Termination Notice") at any time on or after May 1, 2003. Such notice shall specify the (i) Early Termination Date, which date shall be less than 120 days of delivery of the Termination Notice (the "Option Period") and (ii) the amount of additional space desired by Tenant. If Landlord is able to locate suitable expansion space for Tenant adjacent to the Leased Premises or in other space in the project and Landlord and Tenant mutually agree in writing on the lease terms and conditions for such expansion space within the Option Period, then the Termination Notice shall not be effective to terminate this Lease. If the expansion space is not located on the same floor as and contiguous to the Leased Premises, then any alternative space proposed by Landlord must be: (i) a single, contiguous block of space on a single floor in the Project and (ii) large enough to accommodate the Expanded Premises and the amount of additional space desired by Tenant. If no such written agreement is executed within the Option Period, then this Lease shall terminate on the Early Termination Date. Tenant agrees to pay Landlord an amount equal to $10,315.68 (Termination Fee). The Termination Notice shall be valid only if accompanied by a cashier's check in the amount of the Termination Fee. If this Lease is not terminated, then the Termination Fee shall be refunded to Tenant upon the parties written agreement regarding expansion space. If all of the foregoing conditions are timely satisfied by Tenant, and if Tenant pays all rent (including Base Rent and any additional Rent), Tenant's Pro Rata Share of Excess Operating Costs, and any other charges or costs owing under this Lease through such Early Termination Date, this Lease shall terminate on the Early Termination Date as if such date were the Lease Expiration Date, this Lease shall Terminate on the Early Termination Date as if such date were the Lease Expiration Date. The foregoing option and rights are subject to there having been no uncured and continuing Event of Default on the part of the Tenant under the Lease, are personal to the original Tenant executing the Lease, may not be assigned, and shall be available to, and exercisable by, Tenant only when the original Tenant is in actual possession and physical occupancy of the Leased Premises. Should Tenant fail to perform any of its required obligations under this section (including, without limitation, paying the Termination Fee at the same time as the Termination Notice), then this Option to Terminate shall terminate and be null and void.

        9. Ratification. Except as is explicitly amended hereby, the demised premises described herein shall be leased to Tenant on the terms and conditions contained in the Lease. The Lease shall remain in full force and effect and is hereby restated, ratified, and confirmed in accordance with its original terms, as amended hereby. All capitalized terms not defined herein shall have the meaning ascribed to such terms in the Lease.

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to
Lease on the date indicated above.

Landlord:                                    Tenant:
ASP Lighton, L.L.C.                          The Network Management Group, Inc.


By                                           By
  ---------------------------------            ---------------------------------

Its:                                         Its:
    -------------------------------              -------------------------------

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                                    Exhibit A

                        The Management Network Group Inc.
                                 Lighton Plaza I
                             7300 College Boulevard
                                 Suite 302 & 311
                              Overland Park, Kansas

                                 Existing Space

                    Approximately 3,357 rentable square feet



                                  [FLOOR PLAN]
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                                    Exhibit B

                        The Management Network Group Inc.
                                 Lighton Plaza I
                             7300 College Boulevard
                              Overland Park, Kansas

                      Second Additional Space -- Suite 310

                     Approximately 948 rentable square feet



                                  [FLOOR PLAN]
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                                    Exhibit C

                        The Management Network Group Inc.
                                 Lighton Plaza I
                             7300 College Boulevard
                              Suite 302, 311 & 310
                              Overland Park, Kansas

                                Expanded Premises

                    Approximately 4,305 rentable square feet



                                  [FLOOR PLAN]